                                                                   EXHIBIT 99(a)

                             INSTRUCTIONS FOR USE OF

                                LYNCH CORPORATION

                            SUBSCRIPTION CERTIFICATES

                          ----------------------------

            CONSULT MELLON INVESTOR SERVICES LLC, YOUR BANK OR BROKER
                        AS TO ANY QUESTIONS YOU MAY HAVE

     The  following   instructions   relate  to  a  rights   offering  by  Lynch
Corporation,  an  Indiana  corporation  (the  "Company"),  to the  holders  (the
"Holders")  of its  common  shares,  par  value  $0.01 per  share  (the  "Common
Shares"),  as described in the Company's  prospectus  dated  ________ ___, 2005.
Holders of record of Common  Shares at the close of business on November 9, 2005
(the  "Record   Date")  will  receive  one   transferable   subscription   right
("Subscription  Right")  for each  Common  Share held by them as of the close of business on the Record Date.  An aggregate of 1,616,026  Subscription  Rights is
exercisable  to  purchase  an  aggregate  of  538,676   Common   Shares.   Three
Subscription  Rights  plus  payment of $7.25  (the  "Subscription  Price")  will entitle the Holder to subscribe  for one Common  Share (the "Basic  Subscription
Privilege"). In addition, shareholders on the Record Date who fully exercise the rights  distributed  to them by us will also be  entitled to  subscribe  for and purchase  additional  Common  Shares  that are not  purchased  by other  Holders through their Basic Subscription Privileges (the "Oversubscription  Privilege").
The  maximum   number  of  Common  Shares  that  you  may  purchase   under  the
Oversubscription Privilege is equal to the number of Common Shares you purchased under the Basic Subscription Privilege. If the number of Common Shares remaining after the exercise of all Basic  Subscription  Privileges  is not  sufficient to satisfy all requests for Common Shares pursuant to Oversubscription  Privileges, oversubscribing  Holders will be allocated  additional  Common  Shares pro rata, based on the number of Common  Shares  each such  Holder  purchased  through the
Basic Subscription  Privilege in proportion to the total number of Common Shares that each such Holder and other  oversubscribing  Holders  purchased through the
Basic Subscription Privilege.

     If, pursuant to the exercise of Subscription  Rights,  the number of Common
Shares that a Holder  would be entitled  to receive  would  result in receipt of fractional  shares,  the  aggregate  number of Common  Shares that the Holder is entitled to purchase  will be rounded up to the nearest  whole  number.  Holders will not receive cash in lieu of fractional shares.

     The  Subscription  Rights will expire on _________ ___, 2005, at 5:00 p.m.,
New York City time, unless extended for up to 15 days (the "Expiration Date").

     You  should  indicate  your  wishes  with  regard to the  exercise  of your
Subscription  Rights by completing the  appropriate  section on the back of your
Subscription  Certificate and returning the  Subscription  Certificate to Mellon
Bank, N.A. c/o Mellon Investor  Services LLC (the  "Subscription  Agent") in the
envelope provided.

     THE SUBSCRIPTION AGENT MUST RECEIVE YOUR COMPLETED SUBSCRIPTION CERTIFICATE
ON OR BEFORE THE  EXPIRATION  DATE.  IN ADDITION,  THE  SUBSCRIPTION  AGENT MUST
RECEIVE  PAYMENT OF THE  SUBSCRIPTION  PRICE,  INCLUDING  FINAL CLEARANCE OF ANY
CHECKS, FOR ALL SUBSCRIPTION  RIGHTS EXERCISED ON OR BEFORE THE EXPIRATION DATE.
ONCE A HOLDER OF SUBSCRIPTION  RIGHTS HAS EXERCISED THE SUBSCRIPTION  PRIVILEGE,
SUCH EXERCISE MAY NOT BE REVOKED.

     1.  SUBSCRIPTION  PRIVILEGES.  To exercise  Subscription  Rights,  properly complete and execute your  Subscription  Certificate  and send it, together with payment in full of the  Subscription  Price for  Common  Shares  subscribed  for pursuant to the Basic  Subscription  Privilege and Common Shares  subscribed for pursuant to the  Oversubscription  Privilege (not to exceed the number purchased by you under the  Basic  Subscription  Privilege),  to the  Subscription  Agent.
Delivery of the  Subscription  Certificate  must be made by mail,  by  overnight courier or by hand. FACSIMILE DELIVERY OF THE SUBSCRIPTION  CERTIFICATE WILL NOT
BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in
United States dollars by bank draft  (cashier's  check) or certified check drawn upon a U.S.  bank or money order  payable to Mellon  Investor  Services LLC. The
Subscription  Price  will be deemed to have been  received  by the  Subscription
Agent under the conditions  described in the paragraph below entitled ACCEPTANCE
OF PAYMENTS.

     Banks,  brokers  and other  nominee  holders  of  Subscription  Rights  who
exercise  the  Subscription   Privilege  on  behalf  of  beneficial   owners  of
Subscription Rights will be required to certify to the Subscription Agent and to the Company as to the  aggregate  number of  Subscription  Rights that have been exercised by each beneficial  owner of Subscription  Rights on whose behalf such nominee  holder  is  acting  by  submitting  the form  entitled  Nominee  Holder
Certification.

     If you hold certificates for our Common Shares directly and would prefer to have your broker,  custodian  bank or other nominee  exercise your  Subscription
Rights, you should contact your nominee and request it to effect the transaction for you. To indicate your decision with respect to your Subscription Rights, you should  complete and return to your broker,  custodian bank or other nominee the form entitled Beneficial Owner Election Form.

     ACCEPTANCE  OF PAYMENTS.  Payments  will be deemed to have been received by the  Subscription  Agent only upon the  receipt by the  Subscription  Agent of a certified  check or bank draft  (cashier's  check) drawn on a U.S. bank or money order.

     CONTACTING THE SUBSCRIPTION  AGENT. The addresses and telephone  numbers of the Subscription Agent are as follows:

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BY UNITED STATES MAIL           BY OVERNIGHT COURIER:          BY HAND:
    DELIVERY:
----------------------------    ----------------------------   -----------------------------
Mellon Bank, N.A.               Mellon Bank, N.A.              Mellon Bank, N.A.
c/o Mellon Investor Services    c/o Mellon Investor Services   c/o Mellon Investor Services
LLC                             LLC                            LLC
Post Office Box 3301            480 Washington Blvd.           120 Broadway. 13th Floor
South Hackensack, NJ 07606      Mail Drop - Reorg              New York, NY 10271
Attn: Reorganization            Jersey City, NJ 07310          Attn: Reorganization
Department                      Attn: Reorganization           Department
                                Department

                       Toll Free Telephone: (866) 340-1578
        Direct Line for Banks and Brokers to Call Collect: (201) 680-6590

     The  Subscription  Agent must  receive  the  Subscription  Certificate  and payment of the estimated  Subscription  Price on or before the Expiration  Date.
DEPOSIT IN THE MAIL WILL NOT CONSTITUTE  DELIVERY TO THE SUBSCRIPTION AGENT. The
Subscription  Agent has discretion to refuse to accept any improperly  completed or unexecuted rights certificate.

     NO SUBSCRIPTION  RIGHTS AMOUNT;  EFFECT OF OVER AND  UNDERPAYMENTS.  If you
have not indicated the number of Subscription Rights being exercised,  or if you do not deliver the dollar  amount  sufficient  to purchase  the number of Common
Shares  subscribed  for, you will be deemed to have  exercised the  Subscription
Privilege with respect to the maximum number of whole  Subscription  Rights that may be exercised for the Subscription  Price payment you deliver under the Basic
Subscription Privilege. To the extent that the dollar amount you deliver exceeds the product of the  Subscription  Price multiplied by the number of Subscription
Rights evidenced by the Subscription  Certificate you deliver, any excess amount will be returned to you.

     2. DELIVERY OF SHARE  CERTIFICATES.  Share  certificates  for Common Shares purchased  in this  offering  will be  issued as soon as  practicable  after the
Expiration Date,  anticipated to be approximately seven to 10 business days. Our
Subscription  Agent  will  deliver  subscription   payments  to  us  only  after
consummation  of this  offering  and the issuance of share  certificates  to our shareholders that exercised their rights.  Unless you instruct otherwise in your
Subscription  Certificate,  Common  Shares  purchased  through  the  exercise of
Subscription  Rights will be registered in the name of the person exercising the rights.

     The  Subscription  Agent will promptly mail to each Holder of  Subscription
Rights any excess funds received  (without  interest or deduction) in payment of the  Subscription  Price  for  Common  Shares  that are  subscribed  for but not allocated to such Holder  pursuant to the Basic  Subscription  Privilege and the
Oversubscription  Privilege as soon as practicable  after the  Expiration  Date, anticipated to be approximately seven to 10 business days.

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     3. TO HAVE A SUBSCRIPTION  CERTIFICATE DIVIDED INTO SMALLER  DENOMINATIONS.
To have a Subscription Certificate divided into certificates for smaller numbers of  Subscription  Rights,  send your  Subscription  Certificate,  together  with
complete   instructions   (including   specification  of  the  whole  number  of
Subscription   Rights  you  wish  to  be  evidenced  by  each  new  Subscription
Certificate)  signed by you, to the  Subscription  Agent,  allowing a sufficient amount of time for new  Subscription  Certificates  to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your  behalf.  As a result of delays in the mail, the time of the transmittal,  the necessary  processing time and other factors,  you may not  receive  such new  Subscription  Certificates  in time to enable you to complete an exercise by the Expiration  Date.  Neither the Company nor the Subscription Agent will be liable to you for any such delays.

     4. EXECUTION.

          (a) EXECUTION BY REGISTERED  HOLDER. The signature on the Subscription
Certificate must correspond with the name of the registered holder exactly as it appears on the face of the  Subscription  Certificate  without any alteration or
change  whatsoever.   Persons  who  sign  the  Subscription   Certificate  in  a
representative  or other  fiduciary  capacity must indicate  their capacity when signing and,  unless waived by the  Subscription  Agent in its sole and absolute discretion,  must present to the  Subscription  Agent  satisfactory  evidence of their authority to act.

          (b)  EXECUTION  BY  PERSON  OTHER  THAN  REGISTERED   HOLDER.  If  the
Subscription  Certificate is executed by a person other than the Holder named on the face of the  Subscription  Certificate,  proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the
Subscription Agent, in its discretion, dispenses with proof of authority.

          (c)  SIGNATURE  GUARANTEES.  Your  signature  must be guaranteed by an
Eligible  Guarantor  Institution  if you  specify  special  issuance or delivery instructions.

     5. METHOD OF DELIVERY. The method of delivery of Subscription  Certificates and the payment of the Subscription  Price to the Subscription  Agent will be at the election and risk of the Holder of the Subscription Rights. If sent by mail, it is recommended that they be sent by registered mail,  properly insured,  with return  receipt  requested,  and that a sufficient  number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

     6.  SPECIAL  PROVISIONS  RELATING TO THE  DELIVERY OF  SUBSCRIPTION  RIGHTS
THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription
Rights that are held of record  through The  Depository  Trust Company  ("DTC"), exercises of the  Subscription  Privilege may be effected by instructing  DTC to transfer  Subscription  Rights  from the DTC  account of such  holder to the DTC account of the  Subscription  Agent,  together with payment of the  Subscription
Price  for  each  Common  Share  subscribed  for  pursuant  to the  Subscription
Privilege.

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